                                   Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

TITLE                                                  STATE OF INCORPORATION
-----                                                  ----------------------

UBC Holding Company, Inc.                               West Virginia

United National Bank                                    West Virginia

United Brokerage Services, Inc.                         West Virginia

United Mortgage Company                                 West Virginia

United Real Estate Property Services, Inc.              West Virginia

United Venture Fund, Inc.                               West Virginia

UB Holding Company, Inc.                                West Virginia

George Mason Bankshares, Inc.                           Virginia

United Bank                                             Virginia

George Mason Mortgage, LLC                              Virginia

Excel Title Corporation                                 Virginia

GMBS Capital Management Co.                             Nevada

GMBS Investment Co., LLC                                Nevada

UBC Capital Management, Co.                             Nevada

UBC Investment Co., LLC                                 Nevada

United Asset Management Corp.                           Nevada

Century Capital Trust I                                 District of Columbia

                                      107